                                  EXHIBIT 10.10

                     STOCK PURCHASE AGREEMENT BY AND BETWEEN

                     THE KEIM GROUP, LTD. AND HOMELIFE, INC.

                               DATED JULY 23, 1996

                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT (this "AGREEMENT"), dated the 23rd day of July, 1996, among the undersigned shareholders (collectively, the "Keim SHAREHOLDERS", and, individually, a "Keim SHAREHOLDER") of The Keim Group, Ltd. ("KEIM"), a Michigan corporation having its principal office at 29201 Telegraph Rd., Suite 410, Southfield, Michigan 48034, the undersigned shareholders (collectively, the "GUARDIAN SHAREHOLDERS", and, individually, a "Guardian SHAREHOLDER") of Guardian Home Warranty Corp. ("GUARDIAN"), a Michigan corporation having its principal office at 29201 Telegraph Road, Suite 410, Southfield, Michigan 48034, and HomeLife, Inc. ("HOMELIFE"), a Nevada corporation having its principal office at 4100 Newport Place, Suite 730, Newport Beach, California 92660.

         The Keim Shareholders own the issued and outstanding shares of the common stock of Keim set forth next to their respective names on EXHIBIT A-1 (the "KEIM SHARES"). The Guardian Shareholders own the issued and outstanding shares of the common stock of Guardian set forth next to their respective names on EXHIBIT A-2 (the "GUARDIAN Shares"). The Keim Shares and the Guardian Shares are collectively referred to as the "Shares". The Keim Shareholders and the Guardian Shareholders are collectively referred to as the "SHAREHOLDERS" and, individually, as a "SHAREHOLDER".

         HomeLife desires to purchase from the Keim Shareholders, and the Keim Shareholders desire to sell to HomeLife, all of the Keim Shares for the purchase price set forth in Article I and upon the terms set forth below. HomeLife further desires to purchase certain additional shares of the common stock of Guardian, and the Guardian Shareholders desire to undertake to perform such actions as are necessary to issue such shares. The Keim Shareholders further desire to terminate the Shareholders' Stock Purchase Agreement (as amended from time to time, the "KEIM SHAREHOLDERS AGREEMENT") dated March 11, 1993, among Keim and the Keim Shareholders a party thereto. The Guardian Shareholders further desire to terminate the Shareholders' Stock Purchase Agreement (as amended from time to time, the "GUARDIAN SHAREHOLDERS AGREEMENT") dated September 8, 1993, among Guardian and the Guardian Shareholders a party thereto.

         In consideration of the mutual covenants, agreements, representations and warranties herein contained, and intending, to be legally bound, HomeLife and the Shareholders agree as follows:

                                    ARTICLE I
                           PURCHASE AND SALE OF SHARES

         1.1 COMMITMENT TO SELL. In reliance upon HomeLife's representations and warranties contained herein, and upon the terms set forth in this Agreement, on the Closing Date (as defined below), the Shareholders shall sell, assign and deliver to HomeLife the Shares.

         1.2   COMMITMENT TO PURCHASE.

                  (a) In reliance upon the Shareholders' representations and warranties contained herein, and upon the terms set forth in this Agreement, on the Closing Date, HomeLife shall purchase the Shares from the Shareholders and, in full consideration therefor, shall pay to the Shareholders the Purchase Price (AS defined below).

                  (b) The Purchase Price for 100% of the outstanding common stock of Keim shall consist of the sum of $500,000 (as adjusted as set forth below, the "CASH PORTION ") and 60,000 shares of HomeLife's common stock (the "Initial Shares" and, collectively with the Cash Portion and as adjusted, the "PURCHASE PRICE"), with an intended aggregate value of $800,000. The Cash Portion shall be increased by $11,290.32 for every Keim franchise office over 65 existing in Michigan on the Closing Date; the Cash Portion shall be decreased by $11,290.32 for every Keim franchise office in Michigan less than 65 on the Closing Date.

                  (c) The Purchase Price was established based on 81,000 shares of Keim common stock being sold to HomeLife hereunder, constituting 100% of the issued and outstanding shares of Keim, and shall be appropriately adjusted to the extent that the Keim Shares comprise less than 100% of the issued and outstanding shares of Keim. Thus, the Purchase Price allocated to each share of Keim common stock shall consist of Six and 17/100 Dollars ($6.17) plus seventy-four one-hundredths (.74) of one share of the Initial Shares, all subject to adjustment as described in Sections

1.2(b) and 1.3.

         1.3 ADJUSTMENT TO PURCHASE PRICE. (a) If the average closing price of HomeLife's common stock for the ninety (90) trading days following such stock being approved for trading on a national securities trading service, with an average daily trading volume of five hundred (500) shares (the "CLOSING PRICE"), is not at least $5.00 per share, HomeLife shall promptly issue to each Keim Shareholder, at such Shareholder's option, either (i) additional shares of HomeLife's common stock sufficient to provide each Keim. Shareholder with shares of HomeLife's common stock (including the Initial Shares), valued at the Closing Price, worth an amount equal to the product of their portion of the Initial Shares multiplied by $5.00 per share (the "Initial Share Value"), or (ii) cash (the "CASH PAYMENT") which, together with the Initial Shares held by such Shareholder, valued at the Closing, Price, will have an aggregate value equal to the Initial Share Value, and the Purchase Price shall be so adjusted. If the Closing Price cannot be calculated due to the stock failing to trade at the required volume, HomeLife and the Keim Shareholders shall establish a mutually acceptable method of valuing the HomeLife common stock and, promptly thereafter, make the adjustment, if necessary, set forth in the prior sentence.

                  (b) Andrew Cimerman guarantees the prompt payment by HomeLife of the Cash Payment, if any, required to be made under Section 1.3(a).

     1.4 PAYMENT OF PURCHASE PRICE. The Cash Portion of the Purchase Price be paid as follows:

                  (a) At the Closing, HomeLife shall contribute to Keim an amount equal to $120,000 in addition to the deposit paid by HomeLife to Keim in May, 1996 in the amount of $120,000 (the "DEPOSIT "), for a total of $240,000 (the principal amount of all shareholder loans then owed by Keim to the Keim Shareholders (the "KEIM SHAREHOLDER LOANS")), in return for Keim issuing 19,000 shares of its common stock to HomeLife. The Keim Shareholders shall cause Keim to declare the Keim. Shareholder Loans to be due and payable, and shall repay all outstanding principal and accrued interest on the Keim. Shareholder Loans by certified or cashier's check or by such other method as the Keim Shareholders and HomeLife may agree. No further interest shall accrue on the Keim Shareholder Loans from and after the Closing Date.

                  (b) At the Closing, HomeLife shall contribute to Guardian an amount equal to $47,017.26 (the principal amount of all shareholder loans then owed by Guardian to the Guardian Shareholders (the "GUARDIAN SHAREHOLDER LOANS"), in return for Guardian issuing 34,000 shares of its common stock to HomeLife. The Guardian Shareholders shall cause Guardian to declare the Guardian Shareholder Loans to be due and payable, and shall repay all outstanding principal and accrued interest on the Guardian Shareholder Loans by certified or cashier's check or by such other method as the Guardian Shareholders and HomeLife may agree. No further interest shall accrue on the Guardian Shareholder Loans from and after the Closing Date.

                  (c) Each Keim Shareholder who also owns Guardian Shares shall receive $11,965.32 for all Keim Shares held by such Keim Shareholder. Each Keim Shareholder who does not own Guardian Shares shall receive $9,572.26 for all Keim Shares held by such Keim. Shareholder. Such amounts shall be paid to the Keim. Shareholders by Noon, Detroit, Michigan, time on the Closing Date by certified or cashier's check or by such other method as the Keim Shareholders and HomeLife may agree.

                  (d) The Initial Shares shall be delivered to the Keim Shareholders at the Closing, registered in the names set forth on EXHIBIT A-1. with each Keim Shareholder receiving the number of shares of HomeLife's common stock determined in accordance with Section 1.2(c).

         1.5 THE CLOSING. The closing (the "CLOSING") will take place at 10:00 a.m., Detroit, Michigan, time on August 19, 1996, or at such other time as the parties may agree, but in no event later than the Termination Date (as defined in Section 8.1). The Closing shall occur at the office of Dickinson, Wright, Moon, Van Dusen & Freeman, 500 Woodward Avenue, 40th Floor, Detroit, Michigan 48226, upon fulfillment of all the conditions set forth in Article VI which have not been waived by HomeLife, and all the conditions set forth in Article VII which have not been waived by the Shareholders. The date on which the Closing is held is referred to as the "CLOSING DATE".

         1.6 EXECUTING AGREEMENT BY SHAREHOLDERS. As set forth in Section 9.8, this Agreement may be executed in counterparts. Upon executing this Agreement, each Shareholder shall deliver into escrow all certificates representing Keim Shares and Guardian Shares (if any) being sold hereunder, duly endorsed in blank for transfer or accompanied by duly executed assignments separate from certificate, to Dickinson, Wright, Moon, Van Dusen & Freeman (the "Firm"). The Firm shall hold such certificates in escrow pending the Closing, at which time such certificates and associated assignments shall be delivered to HomeLife in accordance with this Agreement. If the Closing does not occur and this Agreement is terminated, the Firm shall return such certificates and associated assignments to the respective Shareholders.

ARTICLE II
REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANIES

         The Shareholders, jointly and severally (except for Section 2.4, as to which each Shareholder severally represents and warrants), represent and warrant to HomeLife that:

         2.1 ORGANIZATION AND GOOD STANDING. Each of Keim and Guardian is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan, and has full power and authority to own its properties and to carry on its business as now conducted.

         2.2 CHARTER AND BYLAWS. (a) EXHIBIT B-1. contains true, correct and complete copies of the Articles of Incorporation, certified as of a recent date by the Michigan Secretary of State, and of the Bylaws of Keim, as amended through and including the date of this Agreement, certified as of the date hereof by the Secretary of Keim.

                  (b) EXHIBIT B-2 contains true, correct and complete copies of the Articles of Incorporation, certified as of a recent date by the Michigan Secretary of State, and of the Bylaws of Guardian, as amended through and including the date of this Agreement, certified as of the date hereof by the Secretary of Guardian.

     2.3 CAPITALIZATION. (a) The authorized capital stock of Keim consists of 100,000 shares of common stock, $1.00 par value, of which 90,000 shares are validly issued and outstanding, and of which 81,000 shares shall be validly issued and outstanding at Closing. All of the Keim Shares are validly issued, fully paid and nonassessable. There are no dividends owing or dividends which have been declared but not paid with respect to the Keim Shares. Keim does not have any subsidiaries and does not own any interest in any other person.

                  (b) The authorized capital stock of Guardian consists of 60,000 shares of common stock, $1.00 par value, of which 9,500 shares are validly issued and outstanding, and of which 8,500 shares shall be validly issued and outstanding at Closing. All of the Guardian Shares are validly issued, fully paid and nonassessable. There are no dividends owing or dividends which have been declared but not paid with respect to the Guardian Shares. Guardian does not have any subsidiaries and does not own any interest in any other person.

    2.4  TITLE AND AUTHORITY, INVESTMENT REPRESENTATION.

                  (a) Each Keim Shareholder is the absolute owner of the Keim Shares, in the respective amounts set forth opposite each such Keim Shareholder's name under "Number of Shares Owned" on EXHIBIT A-1 of this Agreement, free, clear and discharged of and from any and all liens or other encumbrances, and each Keim Shareholder has full right, power and authority to execute and deliver this Agreement and to perform his, her or its respective obligations under this Agreement. Upon delivery of all of the Keim Shares owned by the Keim Shareholders at the Closing, duly endorsed for transfer, HomeLife will be the absolute owner of all the Keim Shares so delivered, free and clear of and from any and all liens and encumbrances. This Agreement is the legal, valid and binding obligation of each Keim Shareholder and is enforceable in accordance with its terms, except as the enforcement of this Agreement may be limited by laws of general application relating to bankruptcy, insolvency and the relief of debtors.

                  (b) Each Guardian Shareholder is the absolute owner of the Guardian Shares, in the respective amounts set forth opposite each such Guardian Shareholder's name under "Number of Shares Owned" on EXHIBIT A-2 of this Agreement, free, clear and discharged of and from any and all liens or other encumbrances, and each Guardian

Shareholder has full right, power and authority to execute and deliver this Agreement and to perform his, her or its respective obligations under this Agreement. Upon delivery of all of the Guardian Shares owned and transferred hereunder by the Guardian Shareholder at the Closing, duly endorsed for transfer, HomeLife will be the absolute owner of all the Guardian Shares so delivered, free and clear of and from any and all liens and encumbrances. This Agreement is the legal, valid and binding obligation of each Guardian Shareholder and is enforceable in accordance with its terms, except as the enforcement of this Agreement may be limited by laws of general application relating to bankruptcy, insolvency and the relief of debtors.

                  (c) Each Shareholder is acquiring the common stock of HomeLife included within its portion of the Purchase Price for investment and not with a view to, or for resale in connection with, any distribution of such shares. Each Shareholder's residence address7 is-as set forth next to its name on EXHIBIT A-1 AND Exhibit A-2.

         2.5 NO COMMITMENT TO ISSUE CAPITAL STOCK OR RIGHTS TO ACQUIRE CAPITAL STOCK. Except as set forth in Section 1.4, and except as described in
Schedule 2.5, none of the Shareholders nor either of Keim or Guardian has entered into any contract or agreement or made any commitment to purchase, redeem, sell or otherwise transfer or issue any shares of either Keim's or Guardian's capital stock, nor are there any outstanding options, subscriptions, warrants, conversion rights or similar rights of any kind convertible into any shares of Keim's or Guardian's capital stock.

         2.6 ABILITY TO CARRY OUT AGREEMENT. Except for the Keim Shareholders Agreement and the Guardian Shareholders Agreement (which are addressed under Section 4.4 and 4.5, respectively), the execution and delivery of this Agreement and the performance by the Shareholders of their respective obligations hereunder will not conflict with, violate or result in any breach of or constitute a default under any provisions of the Articles of Incorporation or Bylaws of either of Keim or Guardian, or of any mortgage, lease, contract, franchise agreement, license, permit, instrument, order, judgment, law, regulation or any other restriction to which either Keim or Guardian is a party or by which either Keim or Guardian is bound. No consent of any governmental authority or other third party is required to be obtained by either Keim or Guardian in connection with the Shareholders' execution, delivery or performance of this Agreement.

         2.7  FINANCIAL STATEMENTS.

                  (a) Keim's balance sheet as of the end of, and related statements of income, retained earnings and cash flow for, the fiscal year ended December 31, 1995 (the "FINANCIAL STATEMENT Date"), compiled by Post, Smythe, Lutz and Ziel (the "ACCOUNTANTS"), are referred to herein as the "Keim FINANCIAL STATEMENTS". The Keim Financial Statements (i) present fairly, in all material respects, the financial position of Keim at the Financial Statement Date, and (ii) were prepared in conformity with generally accepted accounting principles in a manner consistent with Keim's historic accounting practice applied on a consistent basis, except as otherwise indicated.

                  (b) Keim's balance sheet as of May 31, 1996, and related statements of income, retained earnings and cash flow for the five months ended May 31, 1996, are attached as Exhibit C-1 and are referred to herein as the "KEIM INTERIM FINANCIAL STATEMENTS". The Keim Interim Financial Statements (i) present fairly, in all material respects, the financial position of Keim at May 31, 1996, and (ii) were prepared in conformity with generally accepted accounting principles in a manner consistent with Keim's historic accounting practice applied on a consistent basis, subject to year-end closing adjustments.

                  (c) Guardian's balance sheet as of the end of, and related statements of income, retained earnings and cash flow for, the fiscal year ended the Financial Statement Date, compiled by the Accountants, are referred to herein as the "Guardian FINANCIAL STATEMENTS", and collectively with the Keim Financial Statements, as the "FINANCIAL STATEMENTS". The Guardian Financial Statements (i) present fairly, in all material respects, the financial position of Guardian at the Financial Statement Date, and (ii) were prepared in conformity with generally accepted accounting principles in a manner consistent with Guardian's historic accounting practice applied on a consistent basis, except as otherwise indicated.

                  (d) Guardian's balance sheet as of May 31, 1996, and related statements of income, retained earnings and cash flow for the five months ended May 31, 1996, are attached as Exhibit C-2 and are referred to herein as the "GUARDIAN INTERIM FINANCIAL STATEMENTS". The Guardian Interim Financial Statements (i) present fairly, in all material respects, the financial position of Guardian at May 31, 1996, and (ii) were prepared in conformity with generally accepted accounting principles in a manner consistent with Guardian's historic accounting practice applied on a consistent basis, subject to year-end closing adjustments.

         2.8 UNREPORTED AND CONTINGENT LIABILITIES. Except (a) as set forth in the Financial Statements, (b) for liabilities of a type reflected on the Financial Statements or that have arisen in the ordinary course of business following the Financial Statement Date, (c) for customary obligations and liabilities arising under contracts, leases and purchase orders made by either Keim or Guardian in the ordinary course of its business, and (d) the liabilities set forth on Schedule 2.8, neither Keim nor Guardian has any material liabilities or obligations, whether accrued, absolute, fixed, known or unknown, contingent or otherwise, existing, arising out of or relating to any transaction entered into, or state of facts existing, on or prior to the date of this Agreement.

          2.9 LICENSES AND PERMITS. Each of Keim and Guardian possesses all material licenses or permits necessary to conduct its respective business as now operated. Such licenses and permits are valid and in full force and effect. No action or claim is pending, or, to the knowledge of any Shareholder, threatened, to revoke or terminate any such licenses or permits or declare any of them invalid in any respect.

         2.10 LITIGATION . Except as set forth on Schedule 2.10, there is not pending against either of Keim or Guardian, or, to the knowledge of any Shareholder, threatened against either of Keim or Guardian, any claim, action, suit, arbitration proceeding, governmental proceeding or investigation or other proceeding of any character, including without limitation any proceeding by any franchisee of Keim.

         2.11 COMPLIANCE WITH LAWS GENERALLY. Each of Keim. and Guardian has substantially complied with all laws, rules, regulations and ordinances materially affecting its respective business. Except for laws, rules, regulations or ordinances that are or are to be of general applicability, there are no existing or, to the knowledge of the Shareholders, proposed laws, rules, regulations or ordinances of such a nature as could be reasonably expected to materially adversely affect the continued conduct of either of Keim's or Guardian's businesses in the manner presently conducted.

         2.12 TRADEMARKS, ETC. (a) Attached hereto as Exhibit D-1 is a list of all copyrights, trade names and material trademarks and trade secrets as to which Keim claims an ownership interest or as to which Keim is a licensee or licensor (the "KEIM INTELLECTUAL PROPERTY"). Keim has good and marketable title to or possesses adequate licenses or other valid rights to use the Keim Intellectual Property, free and clear of all liens, charges, claims and other encumbrances, subject only to such encumbrances of record and such other imperfections of title, encumbrances and encroachments which in the aggregate do not materially impair the value of such Keim Intellectual Property or materially impair Keim's operations, PROVIDED, HOWEVER, that Keim's right to use the "Red Carpet" trademark and related trademarks, trade names, service marks, logos, advertising and commercial symbols (collectively, the "Red Carpet Marks") is governed by an Agreement dated May 7, 1996 (the "S&S Agreement"), among S&S Acquisition Corporation ("S&S"), National Real
Estate Services (a division of S&S), and Keim, under which Keim's right to use the Red Carpet Marks expires on June 30, 2012, and is further subject to the right of the person or persons identified in Section 5.7 of the S&S Agreement to use the Red Carpet Marks in St. Joseph, Michigan. To the knowledge of the Keim Shareholders, the use of the Keim Intellectual Property does not misappropriate, infringe upon or conflict with any patent, copyright, trade name, trade secret or trademark of any third party. No party has filed a claim (or, to the knowledge of any Keim Shareholder, threatened to file a claim) against Keim alleging that it has violated, infringed on or otherwise improperly used the intellectual property rights of such party and Keim has not violated or infringed any trademark, trade name, service mark, service name, copyright or trade secret held by others.

                  (b) Attached hereto as Exhibit D-2 is a list of all copyrights, trade names and material trademarks and trade secrets as to which Guardian claims an ownership interest or as to which Guardian is a licensee or licensor (the "GUARDIAN INTELLECTUAL PROPERTY "). Guardian has good and marketable title to or possesses adequate licenses or other valid rights to use the Guardian Intellectual Property, free and clear of all liens, charges, claims and other encumbrances, subject only to such encumbrances of record and such other imperfections of title, encumbrances and encroachments which in the aggregate do not materially impair the value of such Guardian Intellectual Property or materially impair Guardian's operations. Except as set forth in Schedule 2.12(b), to the knowledge of the Guardian Shareholders, the use of the Guardian Intellectual Property does not misappropriate, infringe upon or conflict with any patent, copyright, trade name, trade secret or trademark of any third party, and no party has filed a claim (or, to the knowledge of any Guardian Shareholder, threatened to file a claim) against Guardian alleging that it has violated, infringed on or otherwise improperly used the intellectual property rights of such party and Guardian has not violated or infringed any trademark, trade name, service mark, service name, copyright or trade secret held by others.

                  (c) HomeLife acknowledges that Guardian's use of the term "Guardian" as part of its corporate name and trade name is being challenged, as described on Schedule 2.12(b). HomeLife nevertheless desires to complete this transaction, and accepts that Guardian may not be permitted to use such term in its corporate name and trade name and that Guardian's corporate name and trade name may have to be changed at some time.

         2.13 REPRESENTATIONS AND WARRANTIES AS OF THE CLOSING DATE. Each of the representations and warranties made by the Shareholders hereunder shall be deemed to have been made again on and as of the Closing Date.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF HOMELIFE

HomeLife represents and warrants to the Shareholders that:

         3.1 CORPORATE ORGANIZATION. HomeLife is a corporation validly existing and in good standing under the laws of Nevada.

         3.2 AUTHORIZATION AND APPROVAL OF AGREEMENT. HomeLife has all requisite corporate power and authority to enter into this Agreement, and to perform the obligations required to be performed by it thereunder. All corporate proceedings required by HomeLife's charter documents or otherwise required by law for the execution and delivery of this Agreement and for the consummation of the transactions provided for therein have been duly taken. This Agreement has been duly and validly executed and delivered by HomeLife and is enforceable against HomeLife in accordance with its terms, except as the enforceability may be limited by laws of general application relating to bankruptcy, insolvency and debtors' relief, and by the general principles of equity.

         3.3 ABILITY TO CARRY OUT AGREEMENT. The execution and delivery of this Agreement by HomeLife and the performance by HomeLife of its obligations thereunder will not conflict with, violate or result in any breach of or constitute a default under any provisions of HomeLife's Articles of Incorporation or Bylaws, or of any of the provisions of any material mortgage, lease, contract, franchise agreement, license, permit, instrument, order, judgment, law, regulation or any other restriction of any kind or character to which HomeLife is a party or by which it is bound. No consent of any governmental authority or other third party is required to be obtained on the part of HomeLife in connection with HomeLife's execution, delivery or performance of this Agreement.

         3.4 INVESTMENT REPRESENTATION. HomeLife is acquiring the Shares for investment and not with a view to, or for resale in connection with, any distribution of the Shares.

         3.5 REPRESENTATIONS AND WARRANTIES AS OF CLOSING DATE. Each of the representations and warranties made by HomeLife hereunder shall be deemed to have been made again on and as of the Closing Date.

ARTICLE IV
COVENANTS

          4.1 AFFIRMATIVE COVENANTS OF HOMELIFE. HomeLife covenants and agrees that, following the Closing:

                  (a) It shall permit each Keim franchisee to determine for itself, subject to its existing contractual obligations, whether to remain a Red Carpet Keim agency or to become a HomeLife agency, subject to the Keim franchisees satisfying and continuing to satisfy the respective franchisor's eligibility standards. Those Keim franchisees which elect to remain a Red Carpet Keim agency may do so during the remaining term of their respective existing written contracts with Keim, including any options which they may exercise, and thereafter with the express written consent of HomeLife, which consent shall not be unreasonably withheld. The intended operating format of HomeLife shall be in accordance with Schedule 4.1(a). Subject to satisfying HomeLife's eligibility standards, any Keim franchisee which elects to remain a Red Carpet Keim agency may convert to a HomeLife agency upon completing all appropriate documentation as reasonably required by HomeLife and paying a transfer fee of Two Dollars ($2.00).

                  (b) In order to provide stability in the operations of Keim and Guardian and to assist in complying with state and Federal Securities laws, the HomeLife shares being issued as part of the Purchase Price will be restricted securities and the certificates representing such shares will contain an appropriate legend. If, at any time after one year from the Closing Date, any Shareholder desires to sell or otherwise transfer its HomeLife shares received hereunder within the United States, HomeLife will, at its expense and as expeditiously as reasonably possible, use its best efforts to cause such shares to be duly registered or exempted from registration under any appropriate state or Federal securities law.

                  (c) HomeLife shall vote its Guardian common stock in favor of a nominee or nominees to the Guardian Board of Directors submitted by the Guardian Shareholders to hold not more than twenty percent (20 %), but not fewer than one (1), of the seats on the Guardian Board of Directors for so long as Guardian Shareholders retain their common stock of Guardian following the Closing. The Guardian nominees shall be submitted to HomeLife in a certificate signed by Guardian Shareholders holding at least 75 % of the Guardian common stock then held by the Guardian Shareholders, and shall meet all reasonable qualification requirements for Board membership established under Guardian's bylaws and applicable law.

         4.2  AFFIRMATIVE COVENANTS OF SHAREHOLDERS.

                  (a) Each of the Shareholders covenants and agrees that from the date of this Agreement to the Closing Date, it shall use its best efforts in its capacity as a shareholder to cause each of Keim and Guardian to, and shall not individually take any action which would not permit each of Keim and Guardian to:

                  (i) carry on its business in a manner consistent with prior practice and only in the usual and ordinary course, and use its best efforts to preserve its business organization intact and conserve the good will and relationships of its franchisees, customers, suppliers and others having business relations with it;

                  (ii) duly and timely file or cause to be filed all reports and returns required to be filed with any governmental body, agency or authority and promptly pay or cause to be paid when due all taxes, assessments and governmental charges, including interest and penalties levied or assessed, unless diligently contested in good faith by appropriate proceedings; and

                  (iii) maintain in full force and effect all existing policies of insurance except for replacements or renewals in the ordinary course of business.

         4.3  NEGATIVE COVENANTS OF THE SHAREHOLDERS.

                  (a) Each of the Shareholders covenants and agrees that from the date of this Agreement to the Closing Date, it shall not permit either of Keim or Guardian to:

                  (i)  amend its charter documents;

                  (ii) authorize for issuance, issue or deliver any additional shares of its capital stock or securities convertible into or exchangeable for shares of its capital stock, or issue or grant any right, option or other commitment for the issuance of shares of its capital stock or of such securities, or split, combine or reclassify any shares of its capital stock, except for the shares of Keim and Guardian to be issued to HomeLife on the Closing Date in accordance with Section 1.4, and except for those shares described on Schedule 2.5;

                  (iii) declare or pay any dividends or other distributions of any kind to any Shareholder or directly or indirectly purchase, retire or redeem or otherwise acquire from any Shareholder any shares of its capital stock or make any payment of principal on any of the Shareholder Loans, except for those shares described on Schedule 2.5;

                  (iv) incur any liability, commitment or obligation, except unsecured current and trade liabilities and other unsecured liabilities incurred in the ordinary course of business, and except as permitted under
Section 9.1;

                  (v)  borrow, or agree to borrow, any funds;

                  (vi) sell, transfer or otherwise dispose of assets, except for the sale or disposition of obsolete or damaged tangible personal property and except for the sale of inventory and other assets in the ordinary course of business; or

                   (vii) mortgage, pledge or encumber any of its assets or guaranty the obligations of any party.

                  (b) Each of the Keim Shareholders covenants for itself only that, from the date hereof until the Closing Date, it shall not enter into discussions with any third party with regard to the possible sale of Keim, nor disclose any information regarding this Agreement or the transactions contemplated hereby without HomeLife's prior approval. Each of the Guardian Shareholders covenants for itself only that, from the date hereof until the Closing Date, it shall not enter into discussions with any third party with regard to the possible sale of Guardian, nor disclose any information regarding this Agreement or the transactions contemplated hereby without HomeLife's prior approval.

         4.4 TERMINATION OF KEIM SHAREHOLDERS AGREEMENT. The Keim Shareholders, representing two-thirds (2/3) or more of the shares of Keim set forth in Schedule "A" to the Keim. Shareholders Agreement, and acting in accordance with Section 12.A of the Keim Shareholders -Agreement, hereby terminate the Keim Shareholders Agreement, PROVIDED, HOWEVER, that this termination is contingent upon the Closing occurring and shall only be effective if and at the time that the Closing occurs.

         4.5 TERMINATION OF GUARDIAN SHAREHOLDERS AGREEMENT. The Guardian Shareholders, representing two-thirds (2/3) or more of the shares of Guardian set forth in Schedule "A" to the Guardian Shareholders Agreement, and acting in accordance with Section 12.A of the Guardian Shareholders Agreement, hereby terminate the Guardian Shareholders Agreement, PROVIDED, HOWEVER, that this termination is contingent upon the Closing, occurring, and shall only be effective if and at the time that the Closing occurs.

         4.6 GRANT OF IRREVOCABLE PROXY. From and after the Closing, each Keim Shareholder hereby grants to HomeLife an irrevocable proxy to act on its behalf in connection with any matters which thereafter come before the shareholders of Keim. The Keim Shareholders, representing two-thirds (2/3) or more of the shares of Keim, hereby amend Article III, Section 3 of the Bylaws of Keim to delete the word "notarized" from the first sentence thereof, PROVIDED, however, that this amendment is contingent upon the Closing occurring and shall only be effective if and at the time that the Closing occurs.

ARTICLE V
INDEMNIFICATION

         5.1 INDEMNIFICATION BY SHAREHOLDERS. From and after the Closing, the Shareholders shall indemnify, defend and hold HomeLife and its permitted successors and assigns (a "HOMELIFE INDEMNIFIED PARTY" or, collectively, "HOMELIFE INDEMNIFIED PARTIES") harmless from and against all losses, damages, liabilities or expenses (including., reasonable attorneys' fees and expenses) ("LOSS" or "LOSSES") suffered by a HomeLife Indemnified Party that result, directly or indirectly, from any breach of a representation and warranty contained in Article II, but each Shareholder shall be liable hereunder only to the extent of its pro rata share of any Loss.

         5.2 INDEMNIFICATION BY HOMELIFE. From and after the Closing, HomeLife, Keim and Guardian, jointly and severally, shall indemnify, defend and hold the Shareholders and their respective permitted successors and assigns (a "SHAREHOLDER INDEMNIFIED PARTIES" or, collectively, "SHAREHOLDER INDEMNIFIED PARTIES") harmless from and against all Losses (as defined in
Section 5.1) that result, directly or indirectly, from (i) any breach of a representation and warranty contained in Article III.

         5.3 NOTICE AND DEFENSE. If a HomeLife Indemnified Party or Shareholder Indemnified Party seeking indemnification (the "INDEMNIFIED PARTY") desires to make a claim against a party for indemnification (the "INDEMNIFYING PARTY") under this Article V, the Indemnified Party will, within thirty (30) days after the Indemnified Party becomes aware of a claim by notice or knowledge, notify the Indemnifying Party in writing of any claim or demand as to which the Indemnified Party is entitled to claim indemnification, the section under this Agreement with respect to which such claim is being made and, to the extent known, the amount and circumstances surrounding such claim. In the event the claim is a third party claim against an Indemnified Party or involves a claim by or liability involving a governmental authority, the Indemnifying Party shall have the right to employ counsel of its choice to defend any such claim or demand.

         5.4 LIMITATION ON LOSSES. Notwithstanding anything herein to the contrary, the terms "Loss" and "Losses" shall not include any indirect, consequential or punitive damages or liabilities incurred by any Indemnified Party, and shall be calculated after considering all tax effects, insurance proceeds, and other benefits received or receivable by the Indemnified Party.

ARTICLE VI
CONDITIONS PRECEDENT TO OBLIGATIONS OF HOMELIFE

         6.1 CONDITIONS PRECEDENT. HomeLife's obligation to purchase the Keim Shares under this Agreement is subject to the fulfillment on or before the Closing Date of each of the following conditions:

                  (a) MINIMUM NUMBER OF SHARES. The Keim Shares to be sold by the Keim Shareholders hereunder and deposited under Section 1.6 shall constitute 80 % of the issued and outstanding, common stock of Keim held by the Keim Shareholders (exclusive of any shares issued to HomeLife under Section 1.4). Notwithstanding the foregoing, HomeLife reserves the right to proceed with purchasing the Keim Shares under this Agreement if the Keim Shares to be sold by the Keim. Shareholders constitute at least 67 % of the issued and outstanding common stock of Keim (exclusive of any shares issued to HomeLife under Section 1.4).

                  (b) REPRESENTATIONS, WARRANTIES, AND COVENANTS. The representations and warranties of the Shareholders set forth herein shall be accurate in all material respects on and as of the Closing Date to the same extent as if made on and as of such date, and each Shareholder shall have complied in all material respects with or performed in all material respects all agreements, covenants and conditions on its part to be performed or complied with on or prior to the Closing Date.

                  (c) LEGAL ACTIONS. No suit, action or other proceeding by any third party shall be pending -before any court or governmental body, agency or authority seeking to restrain or prohibit, or to obtain damages or other relief in connection with, this Agreement or the consummation of the transactions contemplated hereby or which is likely to materially adversely affect the value of the assets or business of either of Keim or Guardian.

                  (d) CONSENTS. HomeLife shall have received duly executed copies of any consents relating to the consummation of the transactions contemplated by this Agreement that are required by any governmental body, agency or authority.

                  (e) DELIVERIES. There shall have been delivered to HomeLife:

Notes (if any);

                    (i) Certificates representing the Keim. Shares, duly endorsed for transfer to HomeLife or accompanied by a duly executed stock power;

                    (ii) Certificates representing the Guardian Shares, duly endorsed for transfer to HomeLife or accompanied by a duly executed stock power;

                   (iii) A certificate, signed by the Executive Vice President of Keim, certifying as to the number of franchise offices operating under the Keim name within Michigan as of the Closing Date;

                    (iv) The Keim Shareholder Notes and the Guardian Shareholder

                    (v) A cross-receipt, signed by each of the Shareholders, evidencing that such Shareholder has received all consideration to be delivered to it hereunder at the time of the Closing; and

                    (vi) Such other items as HomeLife may reasonably request.

                    (f) NO ADVERSE MATERIAL CHANGE. There shall have occurred no material adverse chance in the business or financial condition of Keim and Guardian from that disclosed in the Keim Interim Financial Statements and the Guardian Interim Financial Statements, respectively.

                  (g) STOCK REDEMPTIONS. The redemption of the Keim and Guardian common stock held by Alger and Joanne Butts and James and Dyan Boudreau shall have been completed under the terms disclosed to HomeLife.

ARTICLE VII
CONDITIONS PRECEDENT TO OBLIGATIONS OF SHAREHOLDERS

     7.1 CONDITIONS PRECEDENT. The duty of the Shareholders to sell their respective Shares under this Agreement is subject to the fulfillment, on or before the Closing Date, of each of the following conditions:

                  (a) REPRESENTATIONS, WARRANTIES, AND COVENANTS. The representations and warranties made by HomeLife herein shall be accurate in all material respects on and as of the Closing Date to the same extent as if made on and as of such date and HomeLife shall have complied in all material respects with or performed in all material respects all agreements, covenants and conditions on its part to be performed or complied with on or prior to the Closing Date.

                  (b) LEGAL ACTIONS. No suit, action or other proceeding by any third party shall be pending before any court or governmental agency seeking to restrain or prohibit, or to obtain damages or other relief in connection with, this Agreement or the consummation of the transactions contemplated hereby.

                       (c) DELIVERIES. HomeLife shall have delivered to the Shareholders (or to Keim or Guardian, in accordance with Section 1.4):

                    (i) The Cash Portion and the Initial Shares;

                    (ii) A certificate by the Secretary of HomeLife as to the due adoption by the Board of Directors of HomeLife of the required corporate resolutions authorizing the execution, delivery and performance of this Agreement by HomeLife and the consummation of the transactions contemplated thereby; and (v) A cross-receipt, signed by HomeLife in favor of each Shareholder, evidencing that HomeLife has received from such Shareholder all consideration to be delivered to it hereunder at the time of the Closing.

                  (d) STOCK REDEMPTIONS. The redemption of the Keim and Guardian common stock held by Alger and Joanne Butts and James and Dyan Boudreau shall have been completed under the terms disclosed to HomeLife.

ARTICLE VIII
TERMINATION

8.1      TERMINATION.

                  (a) This Agreement and the transactions contemplated herein may be terminated and abandoned at any time prior to the Closing Date by the mutual consent of HomeLife and the Shareholders or independently by HomeLife or the Shareholders if the Closing has not occurred by September 30, 1996 (the "TERMINATION DATE"), and the party terminating this Agreement is not in breach of the terms of this Agreement.

                  (b) This Agreement may be terminated by the Shareholders if, at any time prior to the Closing, there shall occur a material breach of any of the representations, warranties or covenants of HomeLife contained herein.

                  (c) This Agreement may be terminated by HomeLife if, at any time prior to the Closing, there shall occur a material breach of any of the representations, warranties or covenants of the Shareholders contained herein.

                  (d) In the case of termination of this Agreement under either subsection (a) or subsection (c) above, Keim shall immediately return to HomeLife in full the Deposit in the amount of $120,000, without interest.

         8.2 EFFECT OF TERMINATION. Upon the termination of this Agreement under the provisions set forth above, no party hereto shall have any obligation to any other party thereafter arising out of this Agreement; PROVIDED, HOWEVER, that (a) if any Shareholder fails or refuses to tender full performance of its obligations under this Agreement other than due to a failure of a condition set forth in Article VII and as a result thereof HomeLife terminates this Agreement, HomeLife shall be entitled to exercise and pursue all legal or equitable rights or remedies which it may have against such Shareholder by reason of any breach of this Agreement by the Shareholders; and (b) if HomeLife fails or refuses to tender full performance of its obligations under this Agreement other than a failure of a condition set forth in Article VI and as a result thereof any Shareholder terminates this Agreement, such Shareholder shall be entitled to exercise and pursue all legal or equitable rights or remedies which it may have against HomeLife by reason of any breach of this Agreement by HomeLife.

ARTICLE IX
MISCELLANEOUS

         9.1 EXPENSES. The Shareholders, on the one hand, and HomeLife, on the other hand, shall each pay their own expenses in connection with the negotiations leading up to and the preparation of this Agreement and the consummation of the transactions provided for herein, including without limitation fees and expenses of their respective legal counsel, accountants and other outside experts retained by it to conduct due diligence, provided, HOWEVER, that the Shareholders may cause Keim and Guardian to pay legal fees, not exceeding $25,000 in the aggregate, incurred by Keim or Guardian in connection with this transaction.

         9.2 SURVIVAL. The representations made by the Shareholders in
Article II shall survive for a period of two years after the Closing Date, and the representations made by HomeLife in Article III shall survive for a period of two years after the Closing Date, PROVIDED, HOWEVER, that any representation made by HomeLife herein regarding the HomeLife common stock shall survive for a period of three years after the Closing Date.

         9.3 BENEFITS AND BURDENS; ASSIGNMENT. This Agreement shall inure to the benefit of and shall be binding upon the Shareholders and HomeLife, and the respective successors and permitted assigns of the Shareholders and HomeLife; PROVIDED, HOWEVER, that this Agreement may only be assigned by HomeLife to an affiliate entity, and in such event HomeLife shall not be released from its obligations hereunder.

         9.4 AMENDMENT. This Agreement may be amended only by an instrument in writing signed by the Shareholders and by HomeLife.

         9.5 NOTICES. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing (including telecommunications) and shall be deemed to have been duly given upon receipt if personally delivered or sent by (i) telecopy or other wire transmission with request for assurance of receipt; or (ii) Federal Express or other overnight air express and receipted for by the recipient or an agent of the recipient; or (iii) by United States Postal Service, postage prepaid. All notices delivered to a party to this Agreement shall be sent to the addresses set forth in the first paragraph of this Agreement or on EXHIBIT A-1 or EXHIBIT A-2, or to such other address or to such other person or persons designated in writing by such party or counsel, as the case may be.

         9.6 ENTIRE UNDERSTANDING. This Agreement and all Exhibits referred to herein represent the entire understanding of the parties with respect to the subject matter herein and supersedes all correspondence, memoranda, conversations or other communications with respect thereto.

         9.7 HEADINGS. The section headings in this Agreement are intended solely for convenience and shall be given no effect in the construction and interpretation hereof.

         9.8 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument, and, when signed by all of the parties hereto, shall become legally binding on such parties effective as of the date set forth at the beginning of this Agreement.

         9.9 GOVERNING LAW. This Agreement shall be governed by and interpreted under the laws of the State of Michigan applicable to contracts made and to be performed entirely within such State and without giving effect to the choice of law principles of such State.

         9.10 SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

         9.11 TIME. Time is of the essence under this Agreement.

         IN WITNESS WHEREOF, the parties have executed or causes to be executed this Agreement effective as of the day and year first above written.

                                         HOMELIFE, INC.

                                         By:   /s/ Andrew Cimerman
                                            -------------------------------
                                                Andrew Cimerman
                                                Its:  Chairman

                                            /s/ Alice J. Suit
                                         ----------------------------------
                                            Alice J. Suit

 /s/ William C. Suit                      /s/ Daniel L. Scrimger
-----------------------------            ---------------------------------------
William C. Suit                          Daniel L. Scrimger


 /s/ Linda C. Rock                        /s/ Thomas E. Isbell
-----------------------------            ---------------------------------------
Linda C. Rock                            Thomas E. Isbell


 /s/ James R. Goulding                    /s/ Dennis M. Nabor
-----------------------------            ---------------------------------------
James R. Goulding                        Dennis M. Nabor


 /s/ Diane A. Nabor                      /s/ Edward Martin
-----------------------------            ---------------------------------------
Diane A. Nabor                           Edward Martin


 /s/ Robert W. Garchow                   /s/ Lynn D. Keep
-----------------------------            ---------------------------------------
Robert W. Garchow                        Lynn D. Keep

 /s/ Steven J. Gootlieb                  /s/ Catherine M. Reid
-----------------------------            ---------------------------------------
Steven J. Gootlieb                       Catherine M. Reid


 /s/ Kenneth R. Duetsch                  /s/ Sharon A. Duetsch
-----------------------------            ---------------------------------------

Kenneth R. Duetsch                       Sharon A. Duetsch


 /s/ Richard W. Andrew                    /s/ Sharon K. Andrews
-----------------------------            ---------------------------------------
Richard W. Andrew                        Sharon K. Andrew


 /s/ D. Willard Tipton                    /s/ Virginia M. Tipton
-----------------------------            ---------------------------------------
D. Willard Tipton                        Virginia M. Tipton


 /s/ Judith Walker                        /s/ William G. Knoop, JR.
-----------------------------            ---------------------------------------
Judith Walker                             William G. Knoop, Jr.


 /s/ Martin J. Leavitt                    /s/ Judith Brant
-----------------------------            ---------------------------------------
Martin J. Leavitt                         Judith Brant

 /s/ Betty Walker                         /s/ Richard P. Richardson, JR.
-----------------------------            ---------------------------------------
Betty Walker                              Richard P. Richardson, Jr.

 /s/ Louise Herrgott                      /s/ Robert Herrgott
-----------------------------            ---------------------------------------
Louise Herrgott                           Robert Herrgott

 /s/ Philip V. Lang                       /s/ Mary Ellen Lewis-Lang
-----------------------------            ---------------------------------------
Philip V. Lang, as Co-trustee             Mary Ellen Lewis-Lang, as Co-trustee

For the purpose of assuming his guarantee obligation under Section 1.3(b)

 /s/ Andrew Cimerman
-----------------------------
Andrew Cimerman